Exhibit 10.2

January 25, 2019

STRICTLY CONFIDENTIAL

Vaxart, Inc.

290 Utah Ave

Suite 200

South San Francisco, California 94080

Attn: Wouter W. Latour, M.D., President and Chief Executive Officer

Dear Dr. Latour:

This letter agreement (this “Agreement”) constitutes the agreement between Vaxart, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), that Wainwright shall serve as the primary agent in the case of a “best efforts” offering or sole book-running underwriter in the case of a firmly underwritten public offering of common stock and warrants to purchase common stock of the Company ( both the “Public Offering” and the “Securities,” respectively) pursuant to a registration statement on Form S-1 (the “Registration Statement”) during the Term (as hereinafter defined) of this Agreement.  The terms of the Public Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Wainwright and nothing herein implies that Wainwright would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities.  It is understood that Wainwright’s assistance in the Public Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with the transaction.  The Company expressly acknowledges and agrees that Wainwright’s involvement in the Public Offering is strictly on a reasonable best efforts basis, until such time as an Underwriting Agreement (as defined below), if any, is executed between parties, and that the consummation of the Public Offering will be subject to, among other things, market conditions.  The execution of this Agreement does not constitute a commitment by Wainwright to purchase the Securities and does not ensure a successful Public Offering of the Securities. Only the execution of an Underwriting Agreement, if any, will constitute a firm commitment by Wainwright to purchase the Securities, subject to customary closing conditions. Wainwright may retain other brokers, dealers, agents or underwriters on its behalf in connection with the Public Offering.

A.                                    Compensation; Reimbursement.  The Company shall compensate Wainwright at each closing of the Public Offering as follows:

1.                   Cash Fee.  Wainwright will be entitled to a cash fee, or as to an underwritten Public Offering a discount, equal to 7.0% of the aggregate gross proceeds raised in the Public Offering. The Company shall be entitled to invite Brookline Capital Markets (“Brookline”) to act as co-placement agent, co-manager or selected dealer in connection with the Public Offering, with Brookline receiving no greater than a 15% allocation of the cash fee payable pursuant to this Paragraph A.1.

430 Park Avenue  |  New York, New York 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC

2.                   Warrant Coverage.  The Company shall issue to Wainwright or its designees at each closing of the Public Offering, warrants (the “Wainwright Warrants”) to purchase that number of shares of common stock of the Company equal to 7.0% of the aggregate number of shares of common stock issued and sold in the Public Offering (and the applicable “greenshoe,” with the Wainwright Warrants issuable upon the closing of such greenshoe).  The Wainwright Warrants shall have the same terms as the warrants issued to investors in the Public Offering, except that such Wainwright Warrants shall have an exercise price equal to 125% of the Public Offering price.

3.                   Expense Allowance.  Out of the proceeds of the initial closing of the Public Offering, the Company will pay Wainwright up to $110,000 for the reasonable, documented fees and expenses of legal counsel and other out-of-pocket expenses provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement.

4.                   Tail.  Wainwright shall be entitled to compensation under clauses (1) and (2) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Wainwright had contacted during the Term or introduced to the Company during the Term, if (i) Wainwright presented a Public Offering to the Company during the Term of this Agreement and such Public Offering is not consummated, and (ii) such Tail Financing is consummated at any time within the nine-month period following the expiration or termination of this Agreement.

5.                   Right of First Refusal.  If, during the 12-month period following the consummation of the Public Offering, the Company or any of its subsidiaries (a) or (b) decides to raise funds by means of a public offering (other than an “at-the-market” facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as (i) for a financing of $15 million or less, sole book-running manager, sole underwriter or sole placement agent for such financing or (ii) for a financing of greater than $15 million, the Company will be entitled to retain other investment banks to participate in such financing, provided that Wainwright shall act as lead joint book-running manager, co-lead underwriter or co-lead placement agent for such financing.  If Wainwright or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size, including indemnification, which are appropriate to such a transaction.

B.                                    Term and Termination of Engagement; Exclusivity.  The term of Wainwright’s exclusive engagement will begin on the date hereof and end on the earlier of the (i) the closing of the Public Offering and (ii) three (3) months following the date hereof (the “Term”).  Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees (Paragraph A.1), issuance of warrants (Paragraph A.2) reimbursement of expenses (Paragraph A.3), tail (Paragraph A.4), right of first refusal (Paragraph A.5) indemnification and contribution (Paragraphs F. and H.), confidentiality (Paragraph E.), conflicts (Paragraph K.), independent contractor (Paragraph G.) and waiver of the right to trial by jury (Paragraph I.) will survive any termination or expiration of this Agreement; provided however, that upon the execution the Underwriting Agreement (as defined below), if any, the respective obligations of the parties shall be governed exclusively by the terms of such Underwriting Agreement.  Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(f)(2)(D)(ii). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Public Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to Wainwright its actual and accountable out-of-pocket expenses related to the Public Offering (including the fees and disbursements of Wainwright’s legal counsel) up to a maximum of $50,000. During Wainwright’s engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Wainwright, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Public Offering. Furthermore, the Company agrees that during Wainwright’s engagement hereunder, all inquiries, whether direct or indirect, from prospective investors will be referred to Wainwright and will be deemed to have been contacted by Wainwright in connection with the Public Offering. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to the Public Offering.

C.                                    Information; Reliance.  The Company shall furnish, or cause to be furnished, to Wainwright all information requested by Wainwright for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”).  In addition, the Company agrees to make available to Wainwright upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company.  The Company recognizes and confirms that Wainwright (a) will use and rely on the Information, including any documents provided to investors in the Public Offering if the Public Offering is on a best efforts basis (the “Offering Documents”) which may include any Purchase Agreement (as defined hereunder), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company.  Upon reasonable request, the Company will meet with Wainwright or its representatives to discuss all information relevant for disclosure in the Registration Statement in connection with the Public Offering and will cooperate in any investigation undertaken by Wainwright thereof, including any document included or incorporated by reference therein.  At the closing of the Public Offering, at the request of Wainwright, the Company shall deliver such legal letters (including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates and good standing certificates, all in form and substance satisfactory to Wainwright and its counsel as is customary for such Public Offering.

D.                                    Related Agreements.  Dependent on the type of Public Offering, the Company shall enter into the following additional agreements:

1.                   Underwritten Public Offering.  If the Public Offering is firmly underwritten, the Company and Wainwright shall enter into a customary underwriting agreement in form and substance reasonably satisfactory to Wainwright and the Company (the “Underwriting Agreement”).

2.                   Best Efforts Public Offering.  If the Public Offering is on a best efforts basis, the sale of Securities to the investors in the Public Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Wainwright.  Wainwright shall be a third-party beneficiary with respect to the representations and warranties, covenants and closing conditions included in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

3.                   FINRA Amendments.  Notwithstanding anything herein to the contrary, in the event that Wainwright determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the Underwriting Agreement, if any) in writing upon the request of Wainwright to comply with any such rules..

E.                                     Confidentiality.  In the event of the consummation or public announcement of the Public Offering, Wainwright shall have the right to disclose its participation in such Public Offering, including, without limitation, the Public Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F.                                      Indemnity.

1.                   The Company agrees to indemnify, defend and hold harmless Wainwright, its affiliates, directors and officers and employees, and each person, if any, who controls Wainwright within the meaning of Section 15 of the Securities Act of 1933 (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”), from and against any losses, claims, damages or liabilities to which Wainwright or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in Offering Documents, or arise out of or are based upon the omission from the Offering Documents, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein or therein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse

Wainwright for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with Wainwright’s Information (as defined in Paragraph F.(2)).

2.                   Wainwright will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Wainwright), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity to information furnished in writing to the Company specifically for inclusion therein (“Wainwright’s Information”), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending against any such loss, claim, damage, liability or action.

3.                   Promptly after receipt by an indemnified party under subsection (1) or (2) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ counsel to represent it in any claim in respect of which indemnity may be sought under subsection (1) or (2) of this Paragraph F, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.

4.                   The indemnifying party under this Paragraph F shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

5.                   If the indemnification provided for in this Paragraph F is unavailable or insufficient to hold harmless an indemnified party under subsection (1) or (2) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (1) or (2) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Wainwright on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Wainwright on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Wainwright on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total placement fees received by Wainwright.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Wainwright and the parties’

relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Wainwright agree that it would not be just and equitable if contributions pursuant to this subsection(5) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (5). Notwithstanding the provisions of this subsection (5), Wainwright shall not be required to contribute any amount in excess of the amount of the Wainwright’s placement fees. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.                   The obligations of the Company under this Paragraph F shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls Wainwright within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of Wainwright under this Paragraph F shall be in addition to any liability that Wainwright may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

G.                                    Limitation of Engagement to the Company.  The Company acknowledges that Wainwright has been retained only by the Company, that Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents.  Unless otherwise expressly agreed in writing by Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement.  The Company acknowledges that any recommendation or advice, written or oral, given by Wainwright to the Company in connection with Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Public Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  Wainwright shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Wainwright.

H.                                   Limitation of Wainwright’s Liability to the Company.  Wainwright and the Company further agree that neither Wainwright nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for (i) losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Wainwright and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Wainwright and (ii) Wainwright’s indemnification obligations pursuant to Paragraph F.

I.                                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.  Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York.  The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York.  The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event Wainwright or any Indemnified Person is successful in any action, or suit against the Company, arising out of or relating to this Agreement, the final judgment or award entered shall be entitled to have and recover from the Company the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees.  Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Wainwright and the Company.

J.                                        Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery, fax or e-mail, if sent to Wainwright, at the address set forth on the first page hereof, e-mail: notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, e-mail:  wlatour@vaxart.com, Attention:  Chief Executive Officer.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine and notices sent by e-mail shall be deemed received as of the date and time they were sent.

K.                                    Conflicts.  The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company.  Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L.                                     Anti-Money Laundering.  To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business.  This means Wainwright must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that Wainwright considers appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M.                                 Miscellaneous.  The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.  This Agreement shall not be modified or amended except in writing signed by Wainwright and the Company.  This Agreement shall be binding upon and inure to the benefit of both Wainwright and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of Wainwright and the Company with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including facsimile or electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*********************

In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

		By:	/s/Mark. W. Viklund
Name: Mark. W. Viklund
Title: Chief Executive Officer
Date:

Accepted and Agreed:

VAXART, INC.

By:	/s/Wouter W. Latour
Name: Wouter W. Latour
Title: CEO

March 19, 2019

Vaxart, Inc.

290 Utah Ave

Suite 200

South San Francisco, California 94080

Attn: Wouter W. Latour, M.D., President and Chief Executive Officer

Re:                             Amendment to Engagement Letter

Dear Dr. Latour:

This letter shall serve as an amendment (the “Amendment”) to that certain engagement letter, dated as of January 25, 2019, by and between H.C. Wainwright & Co., LLC (“Wainwright”) and Vaxart, Inc. (the “Company”), (the “Original Letter”). Defined terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Original Letter.

Wainwright and the Company hereby mutually agree to the following revisions to the Original Letter:

A.            The first sentence of the introductory paragraph of the Original Letter shall be amended and restated, as follows:

“This letter agreement (this “Agreement”) constitutes the agreement between Vaxart, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), that Wainwright shall serve as the primary agent in the case of a “best efforts” offering or sole book-running underwriter in the case of a firmly underwritten public offering of common stock and/or warrants to purchase common stock of the Company (both the “Public Offering” and the “Securities,” respectively) pursuant to a registration statement on Form S-1 or on Form S-3 (the “Registration Statement”) during the Term (as hereinafter defined) of this Agreement.”

B.            With respect to the offering registered on Form S-3 pursuant to that certain Securities Purchase Agreement dated as of March 19, 2019 between the Company and the purchasers named therein, it is hereby agreed as follows:

(i)            Wainwright shall act as exclusive lead placement agent while Brookline shall act as co-placement agent.

(ii)           Brookline shall be entitled to a 15% allocation of the cash fee payable pursuant to Paragraph A1.

(iii)          The indemnification provisions of Paragraph F shall apply to Brookline mutatis mutandi as if Brookline were referenced in addition to Wainwright in Paragraph F.

C.            Except as modified by this letter, the terms, provisions and requirements of the Original Letter shall remain the same and in full force and effect in accordance with the terms and provisions thereof.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

/s/ Mark W. Viklund
By: Mark W. Viklund
Title: Chief Executive Officer

Accepted and agreed as of the date first written above:

VAXART, INC.

/s/ Wouter W. Latour, M.D.
By: Wouter W. Latour, M.D.
Title: President and Chief Executive Officer

With respect to Paragraph B above only, accepted and agreed as of the date first written above:

BROOKLINE CAPITAL MARKETS, A DIVISION OF CIM SECURITIES, LLC

/s/ Michael Fontaine
By: Michael Fontaine
Title: ECM Managing Director

430 Park Avenue  |  New York, NY 10022  |  212.356.0500  |  www.hcwco.com

Member: FINRA/SIPC